Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the Quarterly Report of Competitive Technologies, Inc. (the “Company”) on Form 10-Q for the quarter ended October 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald J. Freed, President and Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                                        /s/Dr. D. J. Freed

Dr. D. J. Freed
President and
Chief Executive Officer and Director
December 14, 2006